Exhibit 99.2

CCG Investor Relations
Crocker Coulson, President
Tel:   +1-646-213-1915
Email: crocker.coulson@ccgir.com

Orient Paper, Inc.
Winston Yen, CFO
Phone: +1-562-818-3817
Email: info@orientpaperinc.com

Orient Paper Announces Production Line Updates

BAODING, Hebei, China – September 8, 2011, Orient Paper, Inc. (AMEX: ONP) (“Orient Paper” or the “Company”), a leading manufacturer and distributor of diversified paper products in northern China, today announced that the Company has successfully completed the construction and installation of the paper manufacturing equipments at its new 360,000 tons corrugating medium paper production facility.

Following the completion of construction and installation of equipments, the Company is currently engaged in carrying out limited testing procedures with its current power supply system on separate sections of its new production line, and in recruiting and training new employees. Meanwhile, Orient Paper is coordinating with the local government and electricity department to activate the Company’s new power station, which will be the primary source of power supply for the new corrugating paper production line. The Company expects the new power station to be activated and the commercial production of the production line to be officially launched in the near term.

Recent pictures of the new 360,000 tons corrugating medium paper line can be viewed at the below link:

http://www.orientpaperinc.com/Picture.html

“With the completion of construction and installation of the paper manufacturing equipments, we are now making progress on testing procedures. We also expect to conduct complete trial runs after our new power station is activated,” commented Mr. Zhenyong Liu, Chairman and Chief Executive Officer of Orient Paper. “We have been working towards expanding our capacity over the past few years. We believe at our new facility, we will produce high-quality products that will further strengthen our market reputation and increase our market share.”

About Orient Paper, Inc.

Orient Paper, Inc., through its wholly owned subsidiary, Shengde Holdings, Inc., controls and operates Baoding Shengde Paper Co., Ltd. (“Baoding Shengde”), and Hebei Baoding Orient Paper Milling Co., Ltd (“HBOP”). Founded in 1996, HBOP is engaged in the production and distribution of products such as corrugating medium paper, offset printing paper, and other paper and packaging-related products in China. The Company uses recycled paper as its primary raw material. Baoding Shengde, founded in June 2009 located in Baoding, is engaged in the production and distribution of digital photo paper. As one of the largest paper producers in Hebei Province, China, HBOP is strategically located in Baoding, a city in close proximity to Beijing where the majority of publishing houses are based. Orient Paper is led by an experienced management team committed to diversifying the Company's product offering and delivering tailored services to its customers. For more information, please visit http://www.orientpaperinc.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, anticipated revenues from the digital photo paper business segment; the actions and initiatives of current and potential competitors; the Company's ability to introduce new products; the Company's ability to implement the planned capacity expansion of corrugating medium paper; market acceptance of new products; general economic and business conditions; the ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the Company's filings with the Securities and Exchange Commission. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.